UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

Commission File Number 000-54171

LNPR GROUP INC.

(Exact name of small business issuer as specified in its charter)

Colorado	26-1381565
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 S. Main St., Suite 1220, Salt Lake City, UT 84111

(Address of principal executive offices)

(801) 699-2928

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2023, LNPR Group Inc., a Colorado corporation (the “Company”), entered into a binding Letter of Intent (the “LOI”) with Star Alliance International Corp., a Nevada Corporation (“STAL”), pursuant to which (subject to entering into definitive agreements no later than 60 days from the date of the LOI and customary due diligence) STAL agreed to purchase 51% of the ownership of the Company (through a wholly-owned subsidiary) in exchange for an aggregate investment of $5,000,000. The Company and its principals agreed it would not enter into any agreements without giving STAL the first right to close the transaction. Upon written notification from the Company, STAL would will have 30 days to close. The Company also granted STAL the first right of refusal for any transaction.

Pursuant to the LOI, the structure of the proposed transaction is contemplated will be as follows:

•	The Company is to receive $250,000, the first tranche of investment, no later than October 6, 2023;

•	Within 90 days of the date of the LOI, the Company is to receive an additional $2,000,000;

•	Mark Emerson will remain as President of the Company;

•	Mr. Emerson, on behalf of the shareholders of the Company, will receive 2,400,000 shares of Preferred Stock with an issuance price of $0.50 that can be converted into Common Stock at a rate of five shares per shares of Preferred Stock once the price of the shares of Common Stock reaches at least $0.50 per share; and

•	A valuation will be placed on the Company that will be effective for up to two years from the signing of definitive agreements. STAL will receive back all funds loaned to the Company with an interest payment of $250,000 every six months beginning on June 30, 2024 for up to two years. STAL will receive 15% of the issued stock of the new public entity in the form of convertible stock that can be converted on a one-for-one basis six months following the issuance of common stock at the time of the rollout.

The LOI also contains confidentiality, non-competition, non-solicitation, and exclusive dealing provisions.

The foregoing summary of the LOI is not complete and is qualified in its entirety by reference to the LOI, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Letter of Intent dated September 25, 2023 with Star Alliance International Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LNPR Group Inc.

Date: September 29, 2023	By:	/s/ Mark Emerson
Mark Emerson, Chief Executive Officer

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